U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934.

Date of Report: February 22, 2006

Commission File Number: 000-51578

CryoPort, Inc.
(Exact name of small business issuer as specified in its charter)

Nevada	88-0313393
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)
451 Atlas Street Brea, California, 92821
(Address of principal executive offices)
Tel: (714) 256-6100 Fax: (714) 256-6110
(Issuer’s telephone number and fax number)
Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Item 5. Other Events.

On February 15, 2006, Peter Berry, acting Chairman of the Company, received notice of Patrick L. Mullens’ resignation from the Board of Directors due to time constraints because of his current schedule and contractual obligations. On February 17, 2006, Peter Berry received notice of Jeff Dell’s resignation from the Board of Directors.

At the February 17, 2006 scheduled Board of Directors meeting, it was decided to leave the two director seats vacant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned hereunto duly authorized.

CryoPort, Inc.

Date: February 22, 2006	By:	/s/ Peter Berry
Peter Berry,
Chief Executive Officer, President